                           AMENDMENT AND WAIVER NO. 3


              AMENDMENT AND WAIVER NO. 3 (this "AMENDMENT"), dated as of November 17, 1999, to that certain Credit Agreement, dated as of October 2, 1998 (as amended to the date hereof, the "CREDIT AGREEMENT"; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among ATRIUM COMPANIES, INC., a Delaware corporation ("BORROWER"), D AND W HOLDINGS, INC., as Parent, the Guarantors party thereto, the Lenders party thereto (the "LENDERS"), MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger, Syndication Agent and Documentation Agent (collectively in such capacities, the "LEAD ARRANGER"), and BANKBOSTON, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

              WHEREAS, pursuant to Section 12.04 of the Credit Agreement, each of the Obligors and each of the undersigned Lenders hereby agree to amend certain provisions of the Credit Agreement as set forth herein;

              NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              SECTION ONE AMENDMENTS. (a) Section 1.01 is amended (i) by adding the following definitions, each in the appropriate alphabetical order of the existing defined terms:

         "GREENVILLE ACQUISITION" shall mean the acquisition by Borrower of the property (the "GREENVILLE PROPERTY") located at 1001 Ed Rutherford Road, Greenville, Texas and described in a Purchase and Sale Agreement dated February 24, 1999 by and between DowBrands, Inc. and Borrower pursuant to such document for a purchase price of $2.9 million.

         "GREENVILLE EXPENDITURES" shall mean expenditures by Borrower to effect improvements of the Greenville Property in an amount not to exceed $2.0 million.

         "GREENVILLE SALE-LEASEBACK" shall mean the sale by Borrower of the Greenville Property for a price not less than $4.9 million and contemporaneous leasing of the Greenville Property to Borrower by the purchaser.

(ii) by adding the following to the end of the definition of "Capital Expenditures":

         "and (vii) the payment of the purchase price of the Greenville Acquisition and the Greenville Expenditures."

and; (iii) by adding the following at the end of the definition of "Excluded Disposition":

         "and (vi) the Greenville Sale-Leaseback."

              SECTION TWO WAIVER. The Lenders hereby waive any Default or Event of Default (a) that would not have arisen under Section 9.11(d) had this Amendment become effective prior to consummation of the Greenville Acquisition and Greenville Expenditures or (b) arising out of a default in the performance of Borrower's obligations under Section 9.12 by reason of failure to mortgage the Greenville Property to the Administrative Agent for the benefit of the Issuing Lender, the Lenders and the Agents.

              SECTION THREE CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date ("the EFFECTIVE DATE") when, and only when, the Administrative Agent shall have received (a) counterparts of this Amendment executed by each Obligor and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (b) all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel). The effectiveness of this Amendment (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof. Failure to perform the covenant set forth Section Four hereof shall result in this Amendment retroactively not being effective.

              SECTION FOUR REPRESENTATIONS, WARRANTIES AND COVENANT. In order to induce the Lenders and the Agents to enter into this Amendment, each Obligor (a) represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing, except Defaults waived pursuant to Section 2; and
(ii) all of the representations and warranties in the Credit Agreement, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) covenants to each of the Lenders and the Agents that it will use its best efforts to consummate the Greenville Sale-Leaseback by December 31, 1999.

              SECTION FIVE REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE NOTES. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Credit Documents, in each case as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. Each Guarantor ratifies and confirms its Guarantee as in full force and effect after giving effect to the amendments and waivers herein set forth and to any prior amendment or waiver to the Credit Agreement.

              SECTION SIX COSTS, EXPENSES AND TAXES. Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of Section 12.03 of the Credit Agreement. In addition, Borrower shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

              SECTION SEVEN EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

              SECTION EIGHT GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW).


                          [Signature Pages Follow]